Exhibit 10.14

AMENDMENT NO. 1
TO
BACKSTOP AGREEMENT

This Amendment No. 1, dated as of March 14, 2019 (this “Amendment) to that certain Backstop Agreement (the “Agreement”) dated December 14, 2018 by and among (i) Draper Oakwood Technology Acquisition, Inc., a Delaware corporation (the “Company”), (ii) Reebonz Holding Limited (f/k/a DOTA Holdings Limited), a Cayman Islands exempted company (“Pubco”), (iii) the investor identified on the signature page hereto (“Investor”), and (iv) for certain limited purposes, Cowen and Company, LLC (the “Broker”), is intended to effectuate the following changes to the Agreement.

1. Definition of Resale Period.

(a) The Term “Resale Period” as used to the Agreement and this Amendment shall mean the one hundred and thirty five days (135) period following the Closing, which shall be extended by an additional 45 day and a second additional 30 day period, each additional period to be effected upon (i) written notice by Pubco to the Investor and Broker at least three business days prior to the end of the Resale Period and (ii) written approval from Investor that Investor consents to such additional period ..

2. Early Access to Escrow Funds.

(a) Section 7 of the Agreement shall be supplemented with the following subsection (d):

Notwithstanding anything to the contrary contained herein, on the date that is 90 days following the Closing, Investor is permitted to require that Pubco and Investor provide joint instructions to Escrow Agent to release from the Escrow Account to the Investor such amount that is equal to the Aggregate Purchase Price. The date of the payment of the Aggregate Purchase Price is referred to herein as the “Cut -Off Date.”

Following the Cut-Off Date, any Net Proceeds from sales of Backstop Shares and Additional Shares shall be delivered to the Escrow Account. Within two business days following the end of the Resale Period or as advised by Investor and Pubco, the funds held in shall be distributed as follows:

First, to Investor, in the amount up to 10% of the Aggregate Purchase Price;

Thereafter, if there are any remaining funds in the Escrow Account, second, to PubCo, in the amount up to the Aggregate Purchase Price.

Thereafter, if there are any remaining funds in the Escrow Account, third to, the Investor, all remaining funds in the Escrow Account.

Following the distribution of the funds in the Escrow Account, as set forth above, the Company has no continuing obligation to Investor.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile or other electronic transmission of this signed Amendment shall be legal and binding on all parties hereto.

{Signature pages follow}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the date first written above.

The Company:

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

By:	/s/ Samuel Lim
Name: Samuel Lim
Title: Chief Executive Officer

Pubco:

REEBONZ HOLDING LIMITED

F/K/A: DOTA HOLDINGS LIMITED

By:	/s/ Samuel Lim
Name: Samuel Lim
Title: Chief Executive Officer

The Broker:

COWEN AND COMPANY, LLC

By:	/s/Tim Manning
Name: Tim Manning
Title: Managing Director

{Additional Signature Pages Follow}

{Signature Page to Amendment No. 1 to Backstop Agreement}

Accepted and agreed, effective as of the date first set forth above:

Name of Investor:

Vertex Co-Investment Fund Pte. Ltd.

Signature:

/s/ Chua Kee Lock
[Authorized signature of Investor]

Name of Signatory:

Chua Kee Lock
[Please print full name of authorized signatory if Investor is an entity]

Title of Signatory:

Director
[Please print title of authorized signatory if Investor is an entity]

{Signature Page to Amendment No. 1 to Backstop Agreement}